SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant toss. 240.14a-12


                              ECHO BAY MINES LTD.

               (Name of Registrant as Specified in its Charter)
                            -----------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[.]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transactions:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

     Echo Bay Mines Ltd. ("Echo Bay" or the "Company") was incorporated in Canada in 1964. Its principal executive office is located at Suite 1210, 10180
- 101 Street, Edmonton, Alberta, T5J 3S4, Canada and its telephone number is 780-496-9002. The Company is principally engaged in gold mining and related activities.



                     INFORMATION CONCERNING THE DIRECTORS
                      AND EXECUTIVE OFFICERS OF ECHO BAY

     The following table sets forth the name and present principal occupation or employment of each director and executive officer of Echo Bay. Unless otherwise indicated, the positions identified below are held with the Company. The business address of each such person is c/o Echo Bay Mines Ltd., Suite 1210, 10180 - 101 Street, Edmonton, Alberta, T5J 3S4, Canada and the telephone number of such person is 780-496-9002.



Name                           Present Office with the Company or other
                               Principal Occupation

John Norman Abell              Director

Ron Binns                      Director and Vice President, Finance and Chief
                               Financial Officer Newmont Mining Corporation of
                               Canada Limited

Lois-Ann L. Brodrick           Vice President and Secretary

Peter Clarke                   Director and Consultant to the metals and mining
                               industries

David Harquail                 Director and Senior Vice President
                               Newmont Mining Corporation of Canada Limited

Robert Leigh Leclerc           Chairman of the Board of Directors and Chief
                               Executive Officer

Jerry L. J. McCrank            Vice President, Operations

John Frederick McOuat          Director and Chairman
                               Watts, Griffis and McOuat Limited

David A. Ottewell              Controller

Tom S. Q. Yip                  Vice President, Finance and Chief Financial
                               Officer


                        INTERESTS OF NAMED INDIVIDUALS

Security Ownership of Management

     The following table shows equity securities of the Company beneficially owned by all directors and executive officers:

                                                        Options             Options
                                   Amount and Nature    Exercisable as      Unexercisable as
                                   of Beneficial        of 6/10/02 and      of 6/10/02 and
Title of  Beneficial               Ownership as         within 60 Days      for 60 Days
Class     Owner                    of 6/10/02           thereafter          thereafter

Common    John Norman Abell             15,000             29,100                 -
Common    Ron Binns                       -                   -                   -
Common    Lois-Ann L. Brodrick            -                73,900              45,233
Common    Peter Clarke                  5,000              59,000              30,000
Common    David Harquail                  -                   -                   -
Common    Robert Leigh Leclerc          10,000             700,083             190,027
Common    Jerry L. J. McCrank           5,000              108,911             50,292
Common    John F. McOuat                2,791              22,600                 -
Common    David Ottewell                  -                15,252              10,000
Common    Tom S. Q. Yip                  300               100,230             46,147
Common    Directors and Executive
          Officers as a Group      1,147,267(1)(2)(3)

(1)  Represents 0.21 percent of the outstanding common shares of the Company.

(2) Includes 1,109,176 common shares which directors and officers have the right to acquire within 60 days of June 10, 2002.

(3) No individual director or officer owns common shares of the Company representing 1.0 percent or more of the number of outstanding shares. Messrs. Binns and Harquail are officers of Newmont Mining Corporation of Canada Limited ("Newmont") which, as of April 5, 2002, owns 48.8 percent of the Company's common shares (this percentage does not reflect the public offering of 39,100,000 units (each unit consisting of one common share and one common share purchase warrant) which closed May, 2002).


Share Incentive Plan

     The Company has adopted a share incentive plan which provides for the grant to officers and employees of options to purchase common shares. The Compensation Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Such discretion may be exercised in any circumstances deemed appropriate by the Committee including, without limitation, the threat (actual or perceived) of a take-over bid for voting control of the Company. If there is a take-over bid (including, in connection with the proposed transaction among Kinross Gold Corporation ("Kinross"), TVX Gold Inc. ("TVX") and Echo Bay to combine their respective businesses) for the Company and the Committee does not accelerate the time at which any option may be exercised, then all options will become exercisable no later than the time the acquisitor becomes entitled to take up and pay for the common shares of the Company acquired pursuant to the bid.

Director Equity Plan

     The Company has adopted a director equity plan which provides for the grant of options to purchase common shares to non-employee directors. The Company stopped granting options under this plan and all options previously granted under the plan will be vested as of June 11, 2002.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

     Mr. Leclerc and the Company have entered into an employment contract which is for an indefinite term and provides for certain lump sum payments if the Company terminates Mr. Leclerc's employment on less than two years' written notice or demotes him and he voluntarily resigns. If a change of control of the Company is followed by a termination of Mr. Leclerc's employment under specified circumstances, Mr. Leclerc shall be paid a cash payment equal to three times the total of his annual base salary plus bonus under the executive cash incentive plan and shall receive two years of continued health coverage. If these payments and any other benefits provided to Mr. Leclerc would be subject to any excise tax imposed by section 4999 of the United States Internal Revenue Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then Mr. Leclerc shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment of any Excise Tax on the total payments and benefits received by Mr. Leclerc following a change of control as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration Payment or any Excise Tax. The specified circumstances referred to in the sentence before last include (i) the Company's termination of Mr. Leclerc's employment within one year of a change of control or (ii) a voluntary resignation by Mr. Leclerc for "good reason" within one year of a change of control. The expression "good reason" is defined to include any one of four acts of employer constructive dismissal: the assignment of lower level status or responsibility, a reduction in base salary, a requirement to relocate, or a change in employee participation in or benefits under the Company's benefit plans. Additionally, in the final 30 days of the one-year period referred to above, Mr. Leclerc may resign for any reason, or no reason at all, and be entitled forthwith to the cash payment calculated as specified above.

     Each of the other named executive officers has entered into an employment contract for an indefinite term. The contracts provide for certain lump sum payments if the Company terminates the individual's employment on less than one year's written notice or the individual is demoted and voluntarily resigns. In all other respects, including with respect to the change of control and Excise Tax Restoration Payment provisions, the employment contracts for Ms. Brodrick and Messrs. McCrank and Yip are identical to Mr. Leclerc's contract. Mr. Ottewell's contract provides for a lower payout structure than the others, does not afford the right to resign in the final 30 days of the one-year period referred to above, and does not contain an obligation on the part of the Company to make an Excise Tax Restoration Payment.

                         OTHER SHAREHOLDER INFORMATION

Security Ownership of Certain Beneficial Owners

     Based upon information available to the Company as of April 5, 2002, the following shareholders were the beneficial owners of more that five percent of the common shares:



                  Name and Address of Beneficial Owner          Amount and Nature of Beneficial   Percent of
Title of Class    Beneficial Owner                              Beneficial Ownership(1)           Class

Common            Newmont Mining Corporation of Canada Limited    244,993,890                     48.8 percent
                  Suite 1900, 20 Eglinton Avenue West
                  Toronto, Ontario M4R 1K8

Common            Kinross Gold Corporation                        57,126,674                      11.4 percent
                  52nd Floor, Scotia Place
                  40 King Street West
                  Toronto, Ontario M5H 3Y2

Common            Goldman Sachs & Co.                             35,595,703                       7.1 percent
                  85 Broad Street
                  New York, NY 10004

(1) The share numbers and related percentage ownership figures do not reflect the public offering of 39,100,000 units (each unit consisting of one common share and one common share purchase warrant) which closed May, 2002.

Relationship with Newmont

     Two members of the Echo Bay Board of Directors, Messrs. Binns and Harquail, are officers of Newmont. As of April 5, 2002, Newmont owns 48.8 percent of Echo Bay's outstanding common shares.

     Kinross, TVX and Echo Bay expect to enter into a formal agreement to effect the combination of their respective businesses. It is expected that the consummation of the combination will be conditioned on the concurrent closing of TVX's proposed acquisition of Newmont's 49.9 percent interest in TVX Newmont Americas.

     It is expected that concurrent with the signing of a formal agreement to effect the combination, Newmont and Echo Bay will enter into a Lock-Up Agreement (the "Newmont Lock-Up Agreement") whereby Newmont would agreed to vote its Echo Bay common shares in favor of the participation of Echo Bay in the combination involving Kinross, TVX and Echo Bay.

Relationship with Kinross

     As of April 5, 2002, Kinross owns 11.4 percent of Echo Bay's outstanding common shares. It is expected that concurrent with the signing of a formal agreement to effect the combination, Kinross and Echo Bay will enter into a Lock-Up Agreement (the "Kinross Lock-Up Agreement") whereby Kinross would agree to vote its Echo Bay common shares in favor of the participation of Echo Bay in the combination involving Kinross, TVX and Echo Bay.


                             CAUTIONARY STATEMENT

Investors and security holders are urged to read the proxy statement regarding the business combination transaction referred to in the foregoing information, when it becomes available, because it will contain important information. The proxy statement will be filed with the SEC by Echo Bay. Investors and security holders may obtain a free copy of this proxy statement (when it is available) and other documents filed by Echo Bay with the SEC at the SEC's website at www.sec.gov. The proxy statement (when it is available) and these other documents may also be obtained for free from Echo Bay by directing a request to Lois-Ann L. Brodrick, Vice President and Secretary, 780-496-9704, lbrodrick@echobaymines.ca.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

This filing contains a detailed list of names, affiliations and interests of Echo Bay participants in the solicitation of proxies of stockholders to approve the proposed business combination involving Kinross, TVX and Echo Bay.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The text of this filing contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management 's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein.

In any forward-looking statement in which Echo Bay expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.